Registration Number 333-50076
    As filed with the Securities and Exchange Commission on December 13, 2000

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                   TO FORM S-8
                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                               HBOA HOLDINGS, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

Florida                                                             33-0231238
-------                                                             ----------
(State or Jurisdiction of                                     (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                       2400 E. Commercial Blvd., Suite 211
                            Ft. Lauderdale, FL 33308
                            ------------------------
                     (Address of Principal Executive Office)

                               HBOA HOLDINGS, INC.
                       Year 2000 Equity Compensation Plan
                          -----------------------------
                            (Full Title of the Plan)

                                Edward A. Saludes
                             Chief Executive Officer

                               HBOA Holdings, Inc.
                       2400 E. Commercial Blvd., Suite 211
                                 (954) 938-8010
                                 --------------
                     (Name and Address of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum
                                                      ------------------------
Title of Each Class of              Amount           Offering          Aggregate
    Securities to be                to be            Price Per         Offering         Amount of
      Registered                    Registered       Share             Price            Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock (1)                    1,450,000        $1.88             $2,726,000       $758.00
Common Stock (2)                    1,250,000        $1.50             $1,875,000       $521.00
--------------------------------------------------------------------------------------------------------
Total Registration Fee (3)                                                              $1,279.00
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Calculated in accordance with Rule 457 based upon the average of the closing bid and ask on November 14, 2000.
(2) Calculated in accordance with Rule 457 based upon the price at which the outstanding options can be exercised.
(3) The Registrant previously paid $1,279.00 in connection with the filing by the Registrant of a Registration Statement on Form S-8 on November 16, 2000 to register 2,700,000 shares of the Registrant's common stock.

PART 1.           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in our Year 2000 Equity Compensation Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meet the requirements of Section 10(a) of the Securities Act relating to the Plan.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about HBOA Holdings, Inc. Year 2000 Equity Compensation Plan and its administrators are available without charge by contacting:

                     HBOA Holdings, Inc.
                     2400 East Commercial Blvd, Suite 221
                     Ft. Lauderdale, FL 33308
                     Attn: Edward Saludes, Chief Executive Officer
                     (954) 938-8010

PROSPECTUS

                               HBOA HOLDINGS, INC.

                        2,700,000 Shares of Common Stock
                             Issued Pursuant to the
                HBOA Holdings, Inc. Year 2000 Equity Compensation Plan

         This prospectus forms a part of a registration statement which registers an aggregate of 2,700,000 shares of common stock, that are collectively referred to as the "Shares", of HBOA Holdings, Inc. ("HBOA", "we", "us" or "our"). The Shares may be issued to our officers, directors, key employees and consultants as restricted stock grants and upon the exercise of non-qualified or incentive stock options to purchase shares of our common stock under our year 2000 Equity Compensation Plan. Individuals or entities that are issued Shares are sometimes collectively referred to as the "selling securityholders." The selling securityholders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by selling securityholders, except upon exercise of options.

         Our common stock is currently traded on the OTC Bulletin Board under the symbol "HBOA." Our principal executive office is located at 2400 E. Commercial Blvd., Suite 211, Ft. Lauderdale, Florida 33308 and our telephone number is (954) 938-8010.

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR COMMON STOCK.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

                                -----------------
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                               -------------------
         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                  The date of this prospectus is December 14, 2000.

                                TABLE OF CONTENTS

Special Note on Forward-Looking Statements                                  3

Company Overview                                                            3

Risk Factors                                                                4

Use of Proceeds                                                            10

HBOA Holdings, Inc. Year 2000 Equity Compensation Plan                     10

Sales by Selling Securityholders                                           16

Plan of Distribution                                                       17

Description of Securities                                                  19

Legal Matters                                                              20

Experts                                                                    20

Indemnification                                                            20

Where You Find More Information                                            20

Incorporation of Certain Documents by Reference                            21

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         The information contained in or incorporated by reference in this prospectus discusses our plans and strategies for our business or states other forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "anticipates," or variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. These forward-looking statements reflect the current views of management; however, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements. Some of these risks, uncertainties and contingencies are described in the section entitled "Risk Factors" beginning on page 4 of this prospectus. You are urged to read this prospectus carefully and in its entirety.

                                COMPANY OVERVIEW

         We intend to be the premier Internet portal through which home based business owners obtain the products, services and information necessary to start, expand and profitably run their businesses. We believe we are well positioned to exploit the Internet revolution that is transforming the worlds of business and communications. Through the Internet, we provides 27 million home based business owners with the essential products, services and information necessary to start, expand and profitably run their businesses. We consolidate the business function typically found in large institutions into one convenient business portal. This eliminates duplication, provides easier access to the many services that were heretofore found primarily only in large companies. The small business owners should expect to be better able to grow revenues while reducing costs. Up to this time, only corporate giants have had this facility at their fingertips.

         Historically, when you operate a business out of your home either full or part time you are truly "Home Alone." No one is there to supervise, motivate, brainstorm with, and most importantly, assist you. In the corporate world shipping packages, buying office supplies, calling your attorney, checking with your accountant, doing market research, checking credit, having access to various forms of insurance, purchasing a computer, selecting a phone carrier, and a host of other tasks seem almost mundane. When you operate your business on your own, these tasks can seem monumental, overwhelming, and very time consuming. Our success will focus squarely on our ability to insure that our client base never feels that they are "Home Alone." We are committed to insuring that the customers (members) of the HBOA.com family feel as if they have a staff of experts to call on in the office next to theirs. We will supply them with a support staff at their beck and call, a shipping department at their fingertips, and technical and research assistants on-call. We will provide the members of the HBOA.com family all of these services and a great many more, twenty- four hours a day, through HBOA's Virtual Office.

                                  RISK FACTORS

         We are in a rapidly changing industry that involves a number of risks, some of which are beyond our control. A number of these risks are highlighted below. These risks could affect our actual future results and could cause them to differ materially from any forward-looking statements we have made.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF OUR BUSINESS

         Mr. Davis and Mr. Lee's sale of 850,000 shares of our common stock to HBOA on December 28, 1999 resulted in a change in control and a change in our management. At this time, we began to focus on HBOA's Internet operations. Accordingly, you have a relatively short operating history upon which you can evaluate our business and prospects. You should consider our prospects in light of the risks, expenses and difficulties frequently encountered by early-stage Internet companies. As an early-stage company, we have an evolving and unpredictable business model, we face intense competition and must effectively manage our growth and respond quickly to rapid changes in customer demands and industry standards. We may not succeed in addressing these challenges and risks.

WE HAVE A HISTORY OF OPERATING LOSSES AND EXPECTATION OF FUTURE LOSSES

         For the period from inception through September 30, 2000, we incurred a net loss of $890,110. We do not anticipate that we will earn a profit during the 2000 fiscal year. Although we have been developing our HBOA web site and are seeking strategic alliances or acquisitions, there can be no assurances that we will be able to finalize any definitive agreements with any third parties. There can be no assurances that our plans will ever be achieved or that any of the assumption made in our favor will prove to be correct. Even if the assumptions in our business plan prove to be correct, there can be no assurance that we will not incur substantial operating losses. Furthermore, there can be no assurances that our Internet-based business strategy will enable us to achieve profitable operations in the future.

WE WILL ENCOUNTER RISKS OF ENTERING NEW BUSINESS AREAS, STRATEGIC ALLIANCES AND ACQUISITIONS

         We intend to expand our operations by expanding our product and service offerings, entering into strategic alliances with other companies and/or by making acquisitions of other companies. This will require significant additional expense and could strain our management, financial and operational resources. The process of expanding our product and service offerings, entering into strategic alliances or integrating an acquired business into ours may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, there can be no assurances that the anticipated benefits of any acquisition will be realized. Further, strategic alliances of acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our business, technologies, services or products and might require us to obtain additional equity or debt financing, which might not be available on terms favorable to us, or at all, and such financing, if available, might be dilutive.

NEED FOR ADDITIONAL CAPITAL

         As of September 30, 2000, we had cash on hand of $1,104,584. Management expects that the cash on hand will last approximately 9 months. In the event our plans change or our assumptions prove to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise) we could be required to seek additional financing. There can be no assurances that any additional financing will be available to us when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on our business, financial operations and results of operations.

OUR METHODS OF GENERATING REVENUE ARE RELATIVELY NEW AND LARGELY UNTESTED

         We intend to generate revenue through (1) membership fees, (2) the facilitation of electronic commerce, (3) advertising revenues, (4) as an application service provider. These methods of revenues generation are relatively new and largely untested. In addition, we are also exploring strategic alliances and potential acquisitions or business combinations.

         A portion of HBOA-derived revenues for the foreseeable future are expected to be derived from the use of electronic commerce transactions. We will facilitate electronic commerce by directing users who ask a shopping question to electronic commerce merchants, some of who will compensate us for the referral. The market for Internet products and services has only recently begun to develop and is rapidly changing. Therefore, the success of our business depends upon the adoption of the Internet as a medium for commerce for a broad base of customers. If this market fails to develop or develops more slowly than expected, or if electronic commerce services to not achieve market acceptance, we could suffer.

WE WILL FACE SUBSTANTIAL COMPETITION

         The industry in which we compete is highly competitive and highly fragmented. The industry is characterized by the frequent introduction of new web sites often accompanied by major advertising and promotional programs. Our primary competition at the present time is various associations' sites, which generally have been formed to promote such things as books/tapes, speaking engagements or selling business opportunities. These include the American Association of Home Based Businesses, American Home Business Association, Fran Tarkenton Small Business Network, Home Business Institute and the Home Office Association of America. None of the existing sites have the level of content we anticipate providing. Additionally, we face competition from a number of small businesses sites currently on the web or in various states of development. New entrants to this market include Staples, Office Depot and Onvia further validating the marketplace. While many of these competitors have significantly greater financial, technical and marketing resources than we do, none focuses on the home business owner. We offer a "single source" vertically integrated portal for home based businesses which gives it a distinct competitive advantage. We believe providing a user friendly technically rich and product/service complete site will attract and retain home business owners. However, there is always the risk that competitors will introduce better services and resources. This could also affect our ability to keep existing customers or acquire new customers and could result in lower net revenue and/or profits.

OUR HISTORICAL RESULTS MAY NOT BE INDICATIVE OF OUR FUTURE PERFORMANCE

         Our historical results of operations are not useful as a basis for predicting future operating results. The merger of HBOA.Com, Inc., a District of Columbia Corporation with and into our wholly owned subsidiary, HBOA.Com, Inc., a Florida Corporation, was accounted for as a pooling of interest transaction. As a result of the pooling of interest accounting, our historical financial statements from prior periods have been restated to include the operations of HBOA-DC. Prior to the merger, our revenues and expenses were nominal. The majority of the changes in our results of operations, liquidity and capital resources are due to the merger of HBOA- DC with and into us on May 31, 2000 and the accounting treatment of the merger as a pooling of interest.

INTERNET SECURITY RISKS MAY ADVERSELY AFFECT OUR REVENUES

         A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in Internet operations. We may be required to expend significant capital and resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. Computer viruses, break-ins, or other security problems could lead to misappropriation of proprietary information and interruptions, delays, or cessation in service to customers. Moreover, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet as a merchandising medium.

WE FACE GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES

         We are not currently subject to direct federal, state, or local regulation, and laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, "indecent" materials, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. The adoption of any such laws or regulations might also decrease the rate of growth of Internet use, which in turn could decrease the demand for our products and services or increase the cost of doing business or in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity, and personal privacy is uncertain.

The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. We do not believe that such regulations, which were adopted prior to the advent of the Internet, govern the operations of our business nor have any claims been filed by any state implying that we are subject to such legislation. There can be no assurance, however, that a state will not attempt to impose these regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition.

         Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are accessible worldwide, and we facilitate sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in Florida, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on HBOA's business, results of operations, and financial condition.

REGULATORY CHANGES COULD SUBJECT US TO LIABILITY FOR SALES AND OTHER TAXES

         We do not currently collect sales or other similar taxes in respect of the delivery of our products into states other than California where we collect sales taxes for sales of tangible products. New state tax regulations may subject us to the assessment of sales and income taxes in additional states. Although the Internet Tax Freedom Act precludes for a period of three years the imposition of state and local taxes that discriminate against or single out the Internet, it does not impact currently existing taxes. Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet retailing and are currently considering an agreement with certain of these companies regarding the assessment and collection of sales taxes. We are not a party to any such discussions.

IF WE CANNOT KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES TO WHICH OUR INDUSTRY IS SUBJECT, WE CANNOT SUCCEED

         The market in which we compete is characterized by frequent new product introductions, rapidly changing technology, and the emergence of new industry standards. The rapid development of new technologies increases the risk that current or new competitors will develop products or services that reduce the competitiveness of and are superior to, our products and services. Our future success will depend to a substantial degree upon our ability to develop and introduce in a timely fashion new products and services and enhancements to our existing products and services that meet changing customer requirements and emerging industry standards. The development of new, technologically advanced products and services is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. There is a potential for product development delay due to the need to comply with new or modified standards. There can be no assurance that we will be able to identify, develop, market, support, or manage the transition to new or enhanced products or services successfully or on a timely basis, that new products or services will be responsible to technological changes or will gain market acceptance, or that we will be able to respond effectively to announcements by competitors, technological changes, or emerging industry standards. Our business, results of operations, and financial condition would be materially and adversely affected if we were to be unsuccessful, or to incur significant delays in developing and introducing new products, services, or enhancements.

WE DEPEND UPON, BUT THERE IS NO ASSURANCE OF, CONTINUED GROWTH IN USE OF THE INTERNET

         Our market is new and rapidly evolving. Our business would be adversely affected if Internet usage does not continue to grow, particularly usage by home business owners. A number of factors may inhibit Internet usage, including inadequate network infrastructure, security concerns, inconsistent quality of service, and lack of availability of cost-effective, high-speed service. If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, web sites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as the usage of our web sites, could grow more slowly or decline.

WE COULD BE SUBJECT TO CLAIMS FOR DAMAGES FOR INFORMATION RETRIEVED FROM THE WEB

         Because users of our web site may distribute our content to others, third parties might sue us for defamation, negligence, copyright or trademark infringement, personal injury or other matters. These types of claims have been brought, sometimes successfully, against online services in the past. Others could also sue us for the content that is accessible from our web site through links to other web sites or through content and materials that may be posed by members in chat rooms or bulletin boards. We also intend to offer e-mail services, which may subject us to potential risks, such as liabilities or claims resulting from unsolicited e-mail (spamming), lost or misdirected messages, illegal or fraudulent use of e-mail or interruptions or delays in e-mail service.

         We also may enter into agreements with commerce partners and sponsors that entitle us to receive a share of any revenue from the purchase of goods and services through direct links from our web sites to their web sites. Such arrangements may subject us to additional claims, including potential liabilities to consumers of such products and services, because we provide access to such products or services, even if we do not provide such products or services our self. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification, if available, may not be adequate. Our insurance may not adequately protect us against these types of claims.

E-COMMERCE IS AN EMERGING MARKETING VEHICLE AND WE COULD BECOME SUBJECT TO PRODUCT LIABILITY CLAIMS

         We plan to develop a range of products targeted specifically at home business owners. We also may foster relationships with manufacturers or companies to offer such products directly on our web site. Such a strategy involves numerous risks and uncertainties. We have very limited experience in the sale of products online and the development of relationships with manufacturers or suppliers of such products. Consumers may sue us if any of the products that we sell are defective, fail to perform properly or injure the user. Our agreements with manufacturers will typically contain provisions intended to limit our exposure to liability claims. These limitations may not however prevent all potential claims. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any such claims, whether or not successful, could seriously damage our reputation and our business.

WE CANNOT BE ASSURED OF THE RELIABILITY OF OUR WEB SITE AND TECHNOLOGY AND WE FACE A RISK OF CAPACITY CONSTRAINTS

         The performance, reliability and availability of our web site, systems and network infrastructure will be critical to our business. Our web site is hosted by a server owned and operated by a third party, limiting the extent to which we have control over, or the ability to cure, technical problems, which may arise. Any systems problems that result in the unavailability of our web site or interruption of information or access of information to members through the web site would diminish our effectiveness as a means of promoting business.

         If the volume of traffic on our web site is greater than anticipated, we will be required to expand and upgrade our web site and related infrastructure. Although we intend that our systems will be designed for scalability, the can be no assurance that the systems will be fully scalable. Any inability to add additional software and hardware to accommodate increased usage may cause unanticipated systems disruptions and degradation in levels of service to customers. There can be no assurance that we will be able to effectively upgrade and expand our web site in a timely manner or to integrate smoothly any newly developed or purchased technology with existing systems. Any inability to do so would have a material adverse effect on our business, prospects, financial condition and results of operations.

OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO RETAIN KEY PERSONNEL

         We depend upon the services of our executive officers and principal employees and consultants (particularly Gary Verdier and Edward Saludes) to manage and implement our business strategy. The loss of services of Gary Verdier and Edward Saludes could have a material adverse effect on our business operations, financial conditions and results of operations. If our operations expand, we will also be dependent upon our ability to attract and retain additional qualified employees and consultants. There is significant competition for qualified personnel, and there can be no assurances that we will be successful in recruiting, retaining or training the management personnel we require.

THERE IS ONLY A LIMITED PUBLIC MARKET FOR OUR SHARES AND IF AN ACTIVE MARKET DOES NOT DEVELOP, INVESTORS MAY HAVE DIFFICULTY SELLING THEIR SHARES

         There is a limited public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that trading market might become. If an active trading market is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive. As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when he/she desires to sell.

                                 USE OF PROCEEDS

         Since we have not granted all the options under our Year 2000 Equity Compensation Plan, we do not know the total amount of proceeds that we will receive if our grantees exercise options granted to them under our Plan. We intend to use any proceeds from the exercise of options for working capital. We will not receive any proceeds from the resale of any stock grants awarded under our Plan or the resale of shares acquired upon exercise of stock options granted under our Plan.

            HBOA HOLDINGS, INC. - YEAR 2000 EQUITY COMPENSATION PLAN

INTRODUCTION

         The following descriptions summarize certain provisions of our Year 2000 Equity Compensation Plan. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan has been filed as an exhibit to the registration statement of which this prospectus is a part. Each person receiving a Plan Option or Stock Award under the Plan should read the Plan in its entirety.

         On October 10, 2000, our Board of Directors adopted the Plan, and on November 10, 2000, our shareholders approved the Plan, effective as of June 1, 2000. As of December 10, 2000, Plan Options to purchase 1,250,000 Shares had been granted and may be exercised and 790,000 Stock Grants have been awarded.

         The purpose of the Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our Board of Directors, or a committee of the Board, will administer the Plan including, without limitation, the selection of the persons who will be awarded Stock Grants and granted Plan Options, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option exercise price.

         Plan Options may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of common stock owned by the eligible person and receive a new Plan Option to purchase shares of common stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no Plan Option may be exercisable more than ten years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

ELIGIBILITY

         Our officers, directors, key employees and consultants are eligible to receive Stock Grants and Non-Qualified Options under the Plan. Only our employees are eligible to receive Incentive Options.

ADMINISTRATION

         The Plan can be administered by our Board of Directors or an underlying committee (the "Committee"). The Board or the Committee determines from time to time those of our officers, directors, key employees and consultants to whom Stock Grants or Plan Options are to be granted, the terms and provisions of the respective option agreements and Stock Grants, the time or times at which such Plan Options shall be granted, the type of Plan Options to be granted, the dates such Plan Options become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.

SHARES SUBJECT TO AWARDS

         We have reserved 2,700,000 of our authorized but unissued shares of common stock for issuance under the Plan (the "Shares"), and a maximum of 2,700,000 Shares may be issued, unless the Plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and shareholders, as required. Subject to the limitation on the aggregate number of Shares issuable under the Plan, there is no maximum or minimum number of Shares as to which a Stock Grant or Plan Option may be granted to any person. Shares used for Stock Grants and Plan Options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan Options which terminate unexercised will again become available for grant as additional Plan

Options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.

         The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised Plan Options and in the purchase price per share under such Plan Options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding Plan Options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each Plan Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of 30 days preceding such termination, to exercise his Plan Option as to all or any part of the Shares, including Shares as to which such Plan Option would not otherwise be exercisable.

TERMS OF EXERCISE

         The Plan provides that the Plan Options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the Committee or by the Board of Directors.

         The Plan provides that, with respect to Incentive Stock Options, the aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock, with respect to which Incentive Stock Options are first exercisable by any option holder during any calendar year shall not exceed $100,000.

EXERCISE PRICE

         The purchase price for shares subject to Incentive Stock Options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an Incentive Stock Option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the Incentive Stock Option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to us in monetary terms.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee but shall not be less than 75% of the fair market value (but in no event less than the par value) of one share of our Common Stock on the date the Option is granted.

         The per Share purchase price of Shares issuable upon exercise of a Plan Option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

MANNER OF EXERCISE

         Plan Options are exercisable by delivery of written notice to us stating the number of Shares with respect to which the Plan Option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the Shares issued through exercise of the related Options, shares of Common Stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

OPTION PERIOD

         All Incentive Stock Options shall expire on or before the tenth (10th) anniversary of the date the option is granted except as limited above. However, in the case of Incentive Stock Options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-Qualified Options shall expire ten (10) years and one (1) day from the date of grant unless otherwise provided under the terms of the option grant.

TERMINATION

         All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die (i) while our employee or (ii) within three months after termination of his employment by us because of his disability, or retirement or otherwise, his or her Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of his death while an employee or because of disability, his Options may be exercised not later than the expiration date specified in the Option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the Option or one year after the optionee's death, whichever date is earlier.

         If an optionee's employment by us terminates because of his disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in the Option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the Options to the same extent that the Options were exercisable on the date of termination, for up to three (3) months following such termination, or on or before the expiration date of the Options, whichever occurs first. In the event that the optionee was not entitled to exercise the Options at the date of termination or if the optionee does not exercise such Options (which he or she was entitled to exercise) within the time specified herein, the Options shall terminate.

         If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise his Option shall terminate not later than ninety (90) days following the date of such termination of employment.

MODIFICATION AND TERMINATION OF PLANS

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any holder of a Stock Grant or optionee who has prior thereto been granted options under the Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of Shares subject to this Plan (except for adjustments due to changes in our capitalization), or (b) changing the definition of "Eligible Person" under this Plan, may be effective unless and until approved by our Shareholders in the same manner as approval of this Plan is required. Any such termination of the Plan shall not affect the validity of any Stock Grants or Plan Options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on June 1, 2010.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect on September 30, 2000. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short- term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an Incentive Stock Option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the Incentive Stock Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Stock Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the Incentive Stock Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Stock Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

         In connection with the issuance of Stock Grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock Grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Stock Grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Stock Grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Stock Grant received once the conditions to receipt of the Stock Grant are satisfied.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITYHOLDERS

         The following table sets forth

         o        the name of the selling securityholders,
         o the amount of shares of common stock held directly or indirectly,
         o the maximum amount of shares of common stock to be offered by the selling securityholders,
         o the amount of common stock to be owned by the selling securityholders following sale of the shares of common stock, and

         o the percentage of shares of common stock to be owned by the selling securityholders following completion of such offering, assuming all of the offered shares are sold (based on 10,840,000 shares of our common stock issued and outstanding as of December 14, 2000).

                                                                  Shares to
Name of Selling                 Number of           Shares to     Owned After
Security Holder                 Shares Owned        be Offered    the Offering
---------------                 ------------        ----------    ------------

Edward A. Saludes                100,000(1)        950,000(2)     50,000
(CEO and Director)

Harvey Judkowitz                       0(3)         40,000(4)     -0-
(CFO and Director)

William C. Shope                       0(5)        100,000(6)     -0-

(1) Includes options to purchase 87,500 shares which have vested as of December 13, 2000. Excludes options to purchase 862,500 shares which have not vested as of December 13, 2000. All options are exercisable at an exercise price of $1.50 per share and were granted under the Plan.

(2) Represents shares that Mr. Saludes has acquired or may acquire upon the exercise of options granted to him under the Plan.

(3) Excludes options to purchase 40,000 shares of our common stock at an exercise price of $1.50 per share. These options were granted under the Plan. As of December 13, 2000, no options are vested.

(4) Represents shares that Mr. Judkowitz may acquire upon the exercise of options granted to him under the Plan.

(5) Excludes options to purchase 100,000 shares of our common stock at an exercise price of $1.50 per share. As of December 13, 2000, no options are vested.

(6) Represents shares that Mr. Shope may acquire upon the exercise of options granted to him under the Plan.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be distributed from time to time by the selling securityholders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders in connection with sales of securities.

         The selling securityholders may sell the securities in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time- to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling securityholder to its partners or members, subject to rules relating to sales by affiliates;

         o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. In making sales, brokers or dealers used by the selling securityholders may arrange for other brokers or dealers to participate. The selling securityholders who are affiliates of HBOA and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a selling securityholder, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling securityholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have provided each of the selling securityholders with a copy of these rules. We have also told the selling securityholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

         Sales of securities by us and the selling securityholders or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue (i) 25,000,000 shares of common stock, $.001 par value per share and (ii) 10,000,000 shares of preferred stock, $.001 par value per share. As of December 12, 2000, there were issued and outstanding, 11,455,000 shares of common stock and no shares of preferred stock.

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

PREFERRED STOCK

         We may issue preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions as are determined by our Board of Directors. We have no present intention of issuing shares of preferred stock.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., telephone number (303) 282-4800.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for us by English, McCaughan & O'Bryan, P.A., 100 N.E. Third Ave., Suite 1100, Fort Lauderdale, Florida 33301.

                                     EXPERTS

         Our consolidated financial statements appearing in our Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1999, have been audited by Sewell & Company, P.A., Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Sewell & Company, P.A., pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Article VI of our By Laws permits us to indemify our officers and directors to the fullest extent permitted by Florida law.

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. reports, proxy statements and other information with the Securities and Exchange

Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold/

         o        Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on
                  March 30, 2000;

         o        Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed on
                  May 15, 2000;

         o        Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed on
                  August 15, 2000 and Amendment No. 1 filed on November 6, 2000

         o        Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, filed on November 14, 2000;


                                       21



         o        Current Report on Form 8-K filed December 30, 1999;

         o        Current Report on Form 8-K filed March 16, 2000;

         o        Current Report on Form 8-K filed June 13, 2000;

         o        Current Report on Form 8-K/A filed August 16, 2000;

                  Current Report on Form 8-K filed November 15, 2000; and

         o        Definitive Proxy Statement filed October 24, 2000.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, upon oral or written request a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. Written requests for such copies should be directed to Edward Saludes, Chief Executive Officer, HBOA Holdings, Inc., 2400 East Commercial Boulevard, Suite 221, Fort Lauderdale, Florida 33308.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

         The document listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         o        Annual Report on Form 10-KSB for the year ended
                  December 31, 1999, filed on March 30, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed on May 15, 2000;

         o        Quarterly Report on Form 10-QSB for the quarter ended
                  June 30, 2000, filed on August 15, 2000 and Amendment No. 1 filed on November 6, 2000

         o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, filed on November 14, 2000;

         o        Current Report on Form 8-K filed December 30, 1999;

         o        Current Report on Form 8-K filed March 16, 2000;

         o        Current Report on Form 8-K filed June 13, 2000;

         o        Current Report on Form 8-K/A filed August 16, 2000;

                  Current Report on Form 8-K filed November 15, 2000;

         o        Definitive Proxy Statement filed October 24, 2000;

         o All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

         o The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Edward Saludes, Chief Executive Officer, HBOA Holdings, Inc., 2400 East Commercial Boulevard, Suite 221, Fort Lauderdale, Florida 33308.

Item 4.  Description of Securities
-------  -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

         Article VI of our By Laws permits us to indemify our officers and directors to the fullest extent permitted by Florida law.

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

Item 7.  Exemption From Registration Claimed
-------  -----------------------------------

         Not Applicable

Item 8.  Exhibits
-------  --------

         5.1      Opinion of English, McCaughan & O'Bryan, P.A.*

         10.1     Year 2000 Equity Compensation Plan.*

         23.1     Consent of Independent Certified Public Accountants.*

         23.2     Consent of English, McCaughan & O'Bryan, P.A.
                  [included in Exhibit 5.1]

---------------------
* Filed herewith.


Item 9. Undertakings
------  ------------

         The undersigned registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or n the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on December 14, 2000.

                                      HBOA HOLDINGS, INC.

                                      By: /s/ Edward A. Saludes
                                          --------------------------------------
                                               Edward A. Saludes
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                     Title                           Date
---------                                                     -----                           ----
/s/ Edward A. Saludes                                Chief Executive Officer,           December 14, 2000
--------------------------------                     President and Director
Edward A. Saludes                                    (Principal Executive Officer)

/s/ Gary Verdier                                     Chairman and Director              December 14, 2000
--------------------------------
Gary Verdier

/s/ Harvey Judkowitz                                 Chief Financial Officer and        December 14, 2000
--------------------------------                     Director (Principal Accounting
Harvey Judkowitz                                     and Financial Officer)

/s/ William Shope                                    Vice President of Operations       December 14, 2000
--------------------------------
William Shope

/s/ Robert C. Fivian                                 Director                           December 14, 2000
--------------------------------
Robert C. Fivian

/s/ Marion Wolf                                      Director                           December 14, 2000
--------------------------------
Marion Wolf

/s/ Carl F. Wolf                                     Director                           December 14, 2000
--------------------------------
Carl F. Wolf


                                 Exhibits Index
                                 --------------

       Exhibit                   Description
       -------                   -----------

         5.1      Opinion of English, McCaughan & O'Bryan, P.A.*

         10.1     Year 2000 Equity Compensation Plan.*

         23.1     Consent of Independent Certified Public Accountants.*

         23.2     Consent of English, McCaughan & O'Bryan, P.A.
                  [included in Exhibit 5.1]

---------------------
* Filed herewith.